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Exhibit 4.4(f)

FIRST SUPPLEMENTAL LOAN AGREEMENT

BETWEEN

CITY OF FORSYTH, ROSEBUD COUNTY, MONTANA

AND

THE MONTANA POWER COMPANY

DATED AS OF SEPTEMBER 21, 2001

RELATING TO
CITY OF FORSYTH, ROSEBUD COUNTY, MONTANA
POLLUTION CONTROL REVENUE REFUNDING BONDS
(THE MONTANA POWER COMPANY COLSTRIP PROJECT)
SERIES 1993A

i

        THIS FIRST SUPPLEMENTAL LOAN AGREEMENT, dated as of September 21, 2001, between the City of Forsyth, Rosebud County, Montana, a municipal corporation and political subdivision organized and existing under the Constitution and laws of the State of Montana (the "Issuer") and The Montana Power Company, a Montana corporation (the "Company"), amends the Loan Agreement, dated as of May 1, 1993, between the Issuer and the Company (the "Loan Agreement").

RECITALS:

        WHEREAS, the Issuer has executed and delivered an Indenture of Trust, dated as of May 1, 1993 (the "Indenture"), in connection with the issuance by the Issuer of its Pollution Control Revenue Refunding Bonds (The Montana Power Company Colstrip Project) Series 1993A (the "Bonds"); and

        WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Company entered into the Loan Agreement; and

        WHEREAS, Section 10.04 of the Loan Agreement provides that the Loan Agreement may be amended only by written agreement of the Issuer and the Company and as provided in the Indenture; and

        WHEREAS, Section 11.06 of the Indenture provides that without the consent of or notice to, the owners of the Bonds, the Issuer and the Company may modify, alter, amend or supplement the Loan Agreement, and the Trustee may consent thereto, in connection with any change which is not materially adverse to the owners of the Bonds provided that there shall be delivered to the Issuer and the Trustee an opinion of bond counsel stating that such modification, alteration, amendment or supplement is authorized or permitted by the Indenture and the Act (as defined in the Indenture), complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer and the Company in accordance with its terms and will not adversely affect the exemption of interest on the Bonds from federal income taxation (the "Opinion"); and

        WHEREAS, the Company desires to amend Section 6.01 of the Loan Agreement as provided herein, there having been heretofore delivered to the Issuer and the Trustee the Opinion required by Section 11.06 of the Indenture; and

        WHEREAS, the parties to the Loan Agreement desire to enter into this First Supplemental Loan Agreement to make the modifications to the Loan Agreement set forth herein.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, do hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.01. Definitions Contained in the Agreement.    The words and terms defined in the Loan Agreement shall for all purposes of this First Supplemental Loan Agreement have the meanings specified in such Loan Agreement when used herein, unless the context clearly requires otherwise.

        Section 1.02. New Definitions.    The following words and terms as used in the First Supplemental Loan Agreement shall have the following meanings:

        "First Supplemental Loan Agreement" means these presents as from time to time amended and supplemented.

        "Moody's" means Moody's Investors Service, its successors and assigns, and, if such entity shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally-recognized rating agency designated by the Company by notice to the Issuer and the Trustee.

        "Rating Agency" means Moody's or S&P or both of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns, and, if such entity shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally-recognized rating agency designated by the Company by notice to the Issuer and the Trustee.

        "Trustee" means Bank One, as trustee under the indenture and any successor thereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        Section 2.01. Representations and Warranties of the Issuer.    The Issuer makes the following representations and warranties as the basis for the undertakings on the part of the Company contained herein:

  (a)
  The Issuer is a municipal corporation and political subdivision duly organized and existing under the Constitution and laws of the State of Montana;

  (b)
  The Issuer has the power under the Act to enter into this First Supplemental Loan Agreement and to perform and observe the agreements and covenants on its part contained herein and therein, and by proper corporate action has duly authorized the execution and delivery of this First Supplemental Loan Agreement;

  (c)
  The execution and delivery of this First Supplemental Loan Agreement by the Issuer do not, and consummation of the transactions contemplated hereby and thereby and fulfillment of the terms hereof and thereof by the Issuer will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party or by which it is now bound, or any order, rule or regulation applicable to the Issuer of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer or over any of its properties, or any statute of any jurisdiction applicable to the Issuer;

  (d)
  The Issuer has not assigned and will not assign its interest in this First Supplemental Loan Agreement other than to secure the Bonds;

  (e)
  No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Issuer's execution and delivery of this First Supplemental Loan Agreement;

  (f)
  The Loan Agreement has not been previously amended or supplemented and as of the date hereof is still in full force and effect;

  (g)
  The Indenture has not been previously amended or supplemented and as of the date hereof is still in full force and effect; and

  (h)
  Bank One is the trustee under the Indenture.

        Section 2.02. Representations and Warranties of the Company.    The Company makes the following representations and warranties as the basis for the undertakings on the part of the Issuer contained herein;

  (a)
  The Company is a corporation duly organized and existing in good standing under the laws of the State of Montana;

  (b)
  The Company has the corporate power to enter into this First Supplemental Loan agreement and to perform and observe the agreements and covenants on its part contained herein and by proper corporate action has duly authorized the execution and delivery hereof;

  (c)
  Neither the execution and delivery of this First Supplemental Loan Agreement nor the fulfillment of or compliance with the terms and conditions of this First Supplemental Loan Agreement will result in a breach of or constitute a default under any of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company prohibited under the terms of any instrument:

  (d)
  No event has occurred and is continuing under the provisions of either the Loan Agreement, or to the knowledge of the Company, under the provisions of the Indenture, which event now constitutes, or with the lapse of time or the giving of notice, or both, would constitute an Event of Default under either the Loan Agreement or the Indenture;

  (e)
  No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's execution and delivery of this First Supplemental Loan Agreement;

  (f)
  The Loan Agreement has not been previously amended or supplemented and as of the date hereof is still in full force and effect;

  (g)
  The Indenture has not been previously amended or supplemented and as of the date hereof is still in full force and effect; and

  (h)
  Bank One is the trustee under the Indenture.

ARTICLE III

AMENDMENT OF LOAN AGREEMENT

        Section 3.01. Amendments.    Section 6.01 of the Loan Agreement is hereby amended as of the date hereof to read as follows:

        Section 6.01 Maintenance of Existence.    Except as permitted in this Section 6.01, the Company shall maintain its existence as a corporation or a limited liability company, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge with or into another corporation or limited liability company. The Company may consolidate with or merge with or into (1) a corporation incorporated under the laws of the United States of America, any state thereof or the District of Columbia or (2) a limited liability company organized under the laws of the United States of America, any state thereof or the District of Columbia, or sell, transfer or otherwise dispose of all or substantially all of its assets to any other entity if (a) no Event of Default under this Loan Agreement shall have occurred and be continuing, (b) the surviving, resulting or transferee corporation or limited liability company (if other than the Company), as the case may be, prior to or simultaneously with such merger, consolidation, sale, transfer or disposition, assumes, by delivery to the Trustee of an instrument in writing satisfactory in form to the Trustee, all the obligations of the Company hereunder and the obligations of the Company on the First Mortgage Bonds, (c) in the case of a merger or consolidation in which the Company is not the surviving or resulting entity or in the case of such a sale, transfer or disposition, the Company shall deliver to the Trustee an opinion of counsel to the Company that such consolidation, merger, sale, transfer or disposition complies with the provisions of this Section 6.01, and (d) in the case of a merger or consolidation with a limited liability company or such sale, transfer or disposition to a limited liability company, the Company shall deliver to the Trustee (i) an opinion, in form and substance satisfactory to the Trustee, of counsel to the Company, satisfactory to the Trustee, that such consolidation, merger, sale, transfer or disposition is not materially adverse to the Owners of the Bonds, (ii) a written certificate of the Company, in form and substance satisfactory to the Trustee, that such consolidation, merger, sale, transfer or disposition is not materially adverse to the Owners of the Bonds, and (iii) if the Bonds are then rated by any Rating Agency, evidence from each Rating Agency then rating the Bonds that the ratings on the Bonds will not be reduced or withdrawn as a result of such consolidation, merger, sale, transfer or disposition.

        If a consolidation, merger, sale, transfer or other disposition is made as permitted by this Section 6.01, the provisions of this Section 6.01 shall continue in full force and effect and no further consolidation, merger, sale, transfer or other disposition shall be made except in compliance with the provisions of this Section 6.01.

ARTICLE IV

MISCELLANEOUS

        Section 4.01. Execution of Counterparts.    This First Supplemental Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        Section 4.02. Applicability of the Agreement.    Except as amended and supplemented by this First Supplemental Loan Agreement, all of the provisions of the Loan Agreement shall remain in full force and effect.

        Section 4.03. Consent of the Trustee.    This First Supplemental Loan Agreement shall be submitted to the Trustee for consent pursuant to the requirements of Section 11.06 of the Indenture.

        Section 4.04. Governing Law.    The laws of the State of Montana shall govern the construction and enforcement of this First Supplemental Loan Agreement.

        Section 4.05. Severability.    In the event any provision of this First Supplemental Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

        IN WITNESS WHEREOF, the Issuer and the Company hereto have caused this First Supplemental Loan Agreement to be executed in their respective corporate names and their respective seals to be hereunto affixed and attested by their duly authorized officers, as of the day and year first above written.

CITY OF FORSYTH, ROSEBUD COUNTY, MONTANA
By:	/s/ DANIEL MURNION Mayor

[SEAL]

        ATTEST:

By:	/s/ CHERYL LUCAS City Clerk
THE MONTANA POWER COMPANY
By:	/s/ E. M. SENECHAL E. M. Senechal Treasurer

CONSENT OF TRUSTEE

        Bank One, as Trustee under that certain Indenture of Trust, dated as of May 1, 1993, referred to in the foregoing First Supplemental Loan Agreement, hereby consents, as required by Section 11.06 of the Indenture, to the execution by the Company and the Issuer of the attached First Supplemental Loan Agreement.

        DATED this 10th day of December, 2001.

BANK ONE, as Trustee under that certain Indenture of Trust, dated as of May 1, 1993
By:	/s/ Its VICE PRESIDENT Treasurer

ATTEST:

By:	/s/ Its VICE PRESIDENT

[SEAL]

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  Exhibit 4.4(f)
FIRST SUPPLEMENTAL LOAN AGREEMENT BETWEEN CITY OF FORSYTH, ROSEBUD COUNTY, MONTANA AND THE MONTANA POWER COMPANY
RELATING TO CITY OF FORSYTH, ROSEBUD COUNTY, MONTANA POLLUTION CONTROL REVENUE REFUNDING BONDS (THE MONTANA POWER COMPANY COLSTRIP PROJECT) SERIES 1993A
TABLE OF CONTENTS
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II REPRESENTATIONS AND WARRANTIES
ARTICLE III AMENDMENT OF LOAN AGREEMENT
ARTICLE IV MISCELLANEOUS
CONSENT OF TRUSTEE